Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-267764) and Form S-11 (File No. 333-269415) of Bluerock Homes Trust, Inc. (each, a “Registration Statement”), and the accompanying prospectuses to each Registration Statement, of our reports dated April 26, 2024, and April 25, 2025, relating to the 2023 and 2024 financial statements, respectively, of Marble Capital Income and Impact Fund, LP and Subsidiaries appearing in this Current Report on Form 8-K/A dated July 8, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas

July 8, 2025